                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into this 15th day of August, 1996, by and between CORSEARCH, INC., a New York corporation ("Employer"), and Robert Frank ("Employee").

                                R E C I T A L S:
                                ---------------

          A. On the date hereof, T/SF Communications Corporation ("T/SF"), through its wholly-owned subsidiary, T/SF Investment Co. ("Buyer"), entered into that certain Stock Purchase Agreement (the "Purchase Agreement") with the stockholders of Employer (one of which was Employee) whereby Buyer acquired 100% of the issued and outstanding capital stock of Employer.

          B. Employer and Employee now desire to enter into this Agreement in order to describe the terms upon which Employee shall be employed by Employer in the New York metropolitan area.

     In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Employment.  Employer hereby employs Employee and Employee hereby
          ----------
accepts employment with Employer upon the terms and conditions hereinafter set forth.

     2.   Term.  The term of this Agreement shall commence on the date hereof
          ----
and extend through December 31, 1999, unless sooner terminated as herein provided.

     3.   Duties.  Employee shall devote his full business time and attention
          ------
and best efforts to the business of Employer. Employee shall serve in the capacity and office of President of Employer with the duties usually incident to such office, including but not limited to the following:

          (a) The authority, responsibility and accountability to supervise, manage, lead and conduct all aspects of Employer's business;

          (b) Provide leadership, strategic direction and long-term planning;

          (c) Prepare and execute business plans for Employer's business covering the period from the date hereof through 12/31/96 and for each of 1997, 1998 and 1999;

          (d) Hire, fire, supervise and determine the compensation of all employees;

          (e) Industry representation and liaison;

          (f) Ensure compliance with all applicable laws, regulations and corporate policies and ethical standards;

          (g) Ensure integrity of financial reporting and information systems;

subject at all times to the direction of the Chief Executive Officer of Employer, the Board of Directors of Employer and the budgets and business plans approved (as such plans may be amended from time to time) by Employer's Board of Directors; provided, that, without Employee's written agreement, Employee shall be subject to only the direction of the Board of Directors of Employer if Employer should designate a Chief Executive Officer other than one of Howard G. Barnett, Jr., Robert E. Craine, Jr., Stuart P. Honeybone or J. Gary Mourton (each of whom is currently an officer of T/SF). During the term of this Agreement, Employee shall also be a member of the Board of Directors of Employer.

          4.  Compensation.  As compensation for the performance by Employee of
              ------------
the duties specified herein and for the obligations of Employee under paragraph 7 hereof, Employee shall be paid the following during the term of this Agreement.

          (a) Base Salary.  Commencing on the date hereof and extending through
              -----------
     December 31, 1996, subject to the increases or potential increases described in subparagraph (b) below, Employee shall receive a base salary of not less than $18,750.00 per month ($225,000.00 annual rate).

          (b) Raises.  In 1997, Employee's base salary shall be increased by 5%
              -------
     to $19,687.50 per month ($236,250.00 annually). For 1998, Employee's base salary (as so increased) shall be increased a further 5% from that paid for 1997 if the "Net Income" (as defined in subparagraph (c) below) of Employer for 1997 was not less than $2,333,000.00. Similarly, Employees' base salary (as so increased) for 1999 shall be increased by 5% from that paid for 1998 if "Net Income" of Employer for 1998 was not less than $2,832,000.00. Increases for 1998 and 1999 shall be determined no later than March 31, of the applicable year with any raise retroactive to January 1, of such year.

         (c)  Bonuses.
              --------

               Employee shall be paid a bonus for 1996 based on the "Net Income" of Employer for the period August 1, 1996, through December 31, 1996, based on the following schedule:

                          Net Income for 8/1/96                    Amount
                             through 12/31/96                     of Bonus
                             ----------------
                 At least $600,000 but less than $675,000          $10,000

                 At least $675,000 but less than 750,000           $20,000

                 $750,000 or greater                               $30,000

            The bonus amounts in this subsection  (i)  are not cumulative.

            (ii) For the years 1997, 1998 and 1999, Employee shall be paid a bonus based on the net income of Employer for the applicable year, based on the following schedule:

                                     Net Income         Bonus Paid when
                                     Threshold         Threshold Reached
                                     ----------        -----------------

                             1997      $2,333,000              $25,000
                             ----       2,466,000               25,000
                                        2,599,000               25,000
                                        2,732,000               25,000
                           greater than 2,732,000       10% of any excess

                             1998      $2,700,000              $40,000
                             ----       2,850,000               40,000
                                        3,000,000               40,000
                                        3,150,000               40,000
                           greater than 3,150,000       10% of any excess

                             1999      $3,062,000              $50,000
                             ----       3,324,000               50,000
                                        3,586,000               50,000
                                        3,848,000               50,000
                           greater than 3,848,000       10% of any excess


         The bonus amounts for each year in this subsection (ii) are cumulative. For example, if the net income for Employer for 1997 was $2,800,000, Employee would earn a bonus of $106,800
         ($25,000+$25,000+$25,000+$25,000+10% of $68,000).

          For this purpose, "Net Income" of Employer shall be defined and determined in accordance with the provisions of section 2.2(e) of the Purchase Agreement; provided, that "Net Income" for purposes of this Agreement shall be determined before the payment of bonuses to Employee and to Robert Capshaw under his separate Employment Agreement of even date herewith. Bonus amounts shall be determined and paid no later than April 1 of the year following the year in which the bonus was earned.

          (d) Deductions.  All salary payments to Employee shall be made in
              -----------
     accordance with Employer's normal payroll practices and shall be made subject to normal deductions therefrom, including social security and withholding taxes.

               (e) Benefit Plans.  Employee shall be entitled to participate in
                   --------------
     Employer's group medical and hospitalization insurance plan, and any other group insurance or general employee benefit plan provided by Employer, upon the same terms as all other employees of Employer or upon such other terms (but in no event less favorable than the terms in effect on the date hereof) as the Board of Directors of Employer may determine. Provided, however, that Employer shall pay the entire premium for the group medical and hospitalization coverage provided to Employee and Employee's eligible dependents.

          5.  Expenses.
              --------

          (a) In addition to the compensation described above, Employee shall be entitled to reimbursement of his actual out-of-pocket expenses incurred in the conduct of Employer's business (including, but not limited to, appropriate professional dues and travel and entertainment expenses related to the business of Employer), all of which expenses shall be limited to ordinary and necessary items and which shall be supported by vouchers, receipts or similar documentation to the extent practicable and as required by law.

          (b) Employer will furnish Employee with such office space (in New York City, Borough of Manhattan), equipment, supplies, facilities and personnel as Employer deems necessary or appropriate for the performance of Employee's duties under this Agreement. To facilitate the management of Employer's business, Employer shall provide Employee with the use of, or reimburse Employee for expenses incurred for, a cellular telephone, a laptop computer (including necessary peripheral equipment and software) and a second telephone line to his residence.

          6.  Vacations.  Employee shall be entitled to annual vacation of an
              ---------
aggregate of six weeks (30 work days) per annum, with pay, which may include vacations of up to two consecutive work weeks, at such times as will not unduly interfere with or hamper the operation of Employer's business and otherwise subject to Employer's normal vacation policies. Provided, however, that in lieu of any other allowance for paid sick leave, Employee shall be entitled to use any part of or all of his vacation as sick leave, and to the extent so used the annual vacation of 30 work days shall be reduced day for day by the number of sick days used each year.

          7.  Noncompetition.
              ---------------

               (a) Subject to the provisions of paragraph 8(e), at all times during the period beginning on the date hereof and ending on the later of
     (i) two (2) year after Employee's termination of employment with Employer, or (ii) five (5) years after the date hereof, Employee shall not, directly or indirectly, compete with Employer or own, operate, manage, have a proprietary interest in, extend financial assistance to, solicit, or encourage or handle patronage for or serve or be employed by any other company, firm or enterprise (other than Employer) which is then engaged in any business engaged in by Employer during Employee's employment with Employer, in any geographic area or market in which Employer operates or does business. Provided, however, that Employee may purchase or otherwise acquire up to two percent of any class of securities of any enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Notwithstanding the foregoing, in the event of Employee's termination of service with Employer, the parties agree that (x) Employee's acceptance of academic appointments, (y) Employee's publication of articles, or (z) the furnishing by Employee of part-time consulting services which do not involve trademark, tradename or any other research business then engaged in by Employer, provided such services aren't provided to a person or company which competes with Employer, will not violate this section 7(a).

               (b) At all times during the period beginning on the date hereof and ending on the later of (i) two (2) year after Employee's termination of employment with Employer, or (ii) five (5) years after the date hereof, Employee shall not contact or otherwise deal with any person, corporation, association or other customer or client of Employer for the purpose of conducting any business individually or on behalf of any company or person (other than Employer) with respect to or on behalf of any service, product, business or idea which is in any way competitive with any service, business, product or idea of Employer.

          (c) The parties hereto acknowledge that the foregoing covenants by Employee not to enter into competition in the manner set forth in paragraphs 7(a) and (b) above are an essential element of the transactions contemplated by the Purchase Agreement and that, in the absence of Employee's agreement to comply with such covenants, T/SF and Buyer would not have agreed to enter into such transactions. T/SF, Buyer and Employee have consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants.

               (d) The benefits of this paragraph 7 above shall flow to and be enforceable by any of Employer, T/SF and/or Buyer, and their respective successors and permitted assigns. The parties hereto recognize that, because of the nature of the subject matter of this paragraph 7, it would be impractical and extremely difficult to determine Employee's and/or T/SF's or Buyer's actual damages in the event of a breach of any of such provisions. Accordingly, if Employee commits a breach, or threatens to commit a breach, of this paragraph, Employer and/or T/SF, Buyer or any of their successors or permitted assigns shall give Employee written notice of such violation and if Employee has not cured such violation or otherwise ceased to act in violation of this paragraph 7 within twenty (20) days of the giving of such notice, Employer, Buyer and/or T/SF or any of their successors or permitted assigns shall have the following rights and remedies:

                    (i) to have the provisions of this paragraph 7 specifically enforced, by injunctive or other equitable relief, by any court having equity jurisdiction, it being acknowledged and agreed by Employee that any such breach or threatened breach will cause irreparable injury to Employer and/or T/SF and/or Buyer and that an injunction may be issued against Employee to stop or prevent any such breach or threatened breach; and

                    (ii) concurrent with the above remedy, to discontinue any payments due to Employee under this Agreement and/or, if such occurrence is prior to December 31, 1999, as provided in the Purchase Agreement.

     In the event that an action shall be instituted to specifically enforce Employee's obligations hereunder (or under paragraph 9 below), Employee shall, to the fullest extent permitted by applicable law, waive the defense that the party or parties seeking enforcement have an adequate remedy at law and shall interpose no opposition, legal or otherwise, as to the propriety of pursing specific performance as a remedy and shall not request any bonding for the issuance of the relief sought. Provided, however, that the curing of such violation shall not prevent any party from seeking recovery of its actual damages resulting from such violation.

               (e) Each of the rights and remedies enumerated in subparagraph
     (d) above shall be independent of the others, and shall be severally enforceable, and all such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Employer and/or T/SF and/or Buyer and their respective successors and permitted assigns under law or in equity or pursuant to any other agreement binding upon the parties, including, without limitation, the Purchase Agreement.

               (f) In any action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees and disbursements incurred therein by such party or parties (including, without limitation, such costs, expenses and fees on any appeals), and if such successful party or parties shall obtain a judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

               (g) The parties agree that 10% of Employee's base salary shall be deemed paid in consideration of the agreements and covenants of Employee under this paragraph 7.

          8.  Termination.  This Agreement may be terminated only upon the
              -----------
occurrence of one or more of the following events, and in the event of any such termination Employee shall receive (in addition to any amounts payable under the Purchase Agreement) under this Agreement only those amounts specifically set forth in this paragraph 8:

               (a) By Employer upon the permanent disability of Employee or his temporary disability for a period in excess of four (4) consecutive months, or six (6) months in any one year. "Disability" for this purpose shall be deemed to be any physical or mental disability rendering Employee unable to perform substantially all of his usual duties and responsibilities for Employer. The Disability of Employee will be determined by a medical doctor selected by written agreement of the Employer and the Employee upon the request of either party by notice to the other. If the Employer and Employee cannot agree on the selection of a medical doctor, each of them, within ten (10) days of written request by either Employer or Employee, will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether Employee has a Disability. The determination of the medical doctor selected under this paragraph 8(a) will be binding on both parties. In the event of a termination pursuant to this subparagraph, Employee shall be entitled to such compensation and benefits as are provided in any long-term disability insurance policy or certificate, if any, covering Employee maintained by Employer and Employer shall continue the payment of Employee's base salary, at the monthly rate in effect as of the date of disability, for a period of not less than six (6) months from the date of disability.

               (b) Upon Employee's death, in which event Employer shall be obligated to continue the payment of the base salary amount payable under paragraph 4 herein, at the monthly rate in effect as of the date of death, for six (6) months after the date of death. Such amounts shall be paid to Employee's estate or designated beneficiary.

               (c) Employee shall have the right to terminate his obligations under this Agreement in the event of the substantial breach of this Agreement by Employer (a "Substantial Breach", as defined in paragraph 8(e) below), in which case Employee shall be entitled to receive his base salary (as in effect at the time of the breach) for the remaining term of this Agreement, as well as any other remedies available to Employee pursuant to the terms of the Purchase Agreement, the Promissory Notes thereunder, or under law, equity or otherwise. To effect termination by reason of a Substantial Breach pursuant to paragraph 8(e) below, Employee must give written notice of such breach to Employer at the address and in the manner set forth in paragraph 12(g) below, specifying in reasonable detail the nature of the breach and the provision(s) of such paragraph 8(e) upon which the termination is based, and Employer shall have failed to cure such breach within thirty (30) days (ten (10) days in the case of a nonpayment breach) of its receipt of such notice.

               (d) By Employer by written notice for "cause." "Cause" for termination shall be limited to one or more of the following:

                    (i) Employee's material breach of his duties or obligations under the terms or provisions of this Agreement or the Purchase Agreement;

                    (ii) Employee's dishonesty (which dishonesty has a material adverse effect on the business, financial condition or net income of Employer), fraud, misappropriation or embezzlement in the course of, related to or connected with, the business of Employer;

                    (iii)  Employee's conviction of a felony;

                    (iv) Employee's failure to devote his full business time, attention and best efforts to the business of Employer or related professional activities;

          provided, that Employee may spend personal time on or be involved (and such time spent or involvement does not prevent Employee from devoting his full business time, attention and best efforts to the business of Employer) with personal activities, investments or community affairs which don't conflict with other provisions of this Agreement or the Purchase Agreement;

                    (v) Failure of Employee to act in accordance with the directions and guidelines established from time to time by the Board of Directors and/or Chief Executive Officer of Employer, provided such directions and guidelines were promulgated to meet Employer's legitimate business objectives and do not conflict with the other terms of the Purchase Agreement and, provided further, that any such directions require the accomplishment of tasks by Employee (either as an individual employee or Employer actions for which Employee is responsible) which are believed to be reasonably attainable at the time assigned.

     Prior to the termination of this Agreement by Employer pursuant to subparagraphs 8(d)(i), (iv) or (v) above, Employer shall give written notice of its intent to terminate Employee, specifying in reasonable detail the nature of the breach and the provision(s) of the Agreement upon which the termination is based. Employee shall have thirty (30) days from the date of his receipt of such notice to cure the breach or breaches, and Employee's failure or inability to cure same shall give Employer the right to proceed with termination. The foregoing notice and curative provisions shall not apply to a termination under subparagraph 8(d)(i) by reason of a breach of any provision of paragraph 7 of this Agreement for which notice was given and the breach remained uncured after the thirty (30) days' notice period provided for in subparagraph 7(d) hereof. In the event of termination of this Agreement for any of the causes enumerated in this subparagraph (d), Employer's obligation to pay Employee shall be limited solely to the payment of (x) an amount equal to one (1) month's then current base salary (as of the date of termination), (y) any amounts which may be due pursuant to the Promissory Notes or the Purchase Agreement, and
     (z) other accrued benefits (such as accrued vacation pay and accrued benefits under any retirement, savings or other employee benefit plans of Employer) through the date of such termination.

               (e) The termination of this Agreement for any reason shall not affect the provisions of paragraphs 7, 9 and 10 hereof, which shall remain in full force and effect, except as follows: in the event of the termination of this Agreement by Employee pursuant to paragraph 8(c) hereof Employee due to the Substantial Breach hereof by Employer, the provisions of paragraph 7 hereof and the portions of paragraph 10 hereof that would otherwise prohibit Employee from contacting customers and prospective customers of Employer shall no longer apply to Employee. For purposes of this Agreement, Substantial Breach shall be deemed to mean (i) the non-payment of amounts due to Employee hereunder, under the Promissory Note or pursuant to the Purchase Agreement (and not cured within applicable notice and cure periods), (ii) termination of Employee without cause hereunder,
     (iii) relocation of the primary business offices of Employer which causes Employee to have to relocate out of the New York City metro area, or (iv) the diminution of Employee's responsibilities by Employer, without the concurrence of Employee, so that Employee no longer has the primary authority to exercise substantially all of the powers and duties set forth in subparagraphs (a), (b), (c) and (d) of paragraph 3 hereof.

          9.  Ownership of Products, Etc.  Employee hereby acknowledges and
              --------------------------
agrees that any intellectual property, invention (whether patentable, subject to copyright or trademark protection or otherwise), process, application, device, product, production procedure, publication, marketing or publication idea, or other idea (all referred to herein as "Intellectual Property") which shall have been conceived, commenced, or developed by Employee, in whole or in part, at any time during Employee's full-time employment with Employer prior to the date hereof or during the term of this Agreement shall be the sole and exclusive property of Employer, and Employee shall not be entitled to any additional or special compensation in connection with any such item. In the event any Intellectual Property conceived, commenced or developed by Employee is not used or exploited by Employer due to the affirmative written decision of T/SF or the Board of Directors of Employer after the date hereof, Employee shall, after the termination of this Agreement, have the non-exclusive right to use or exploit such Intellectual Property if such use or exploitation does not violate the terms of paragraph 7 hereof. It is acknowledged that Employer would be irreparably harmed if Employee should breach the provisions of this paragraph. Accordingly, Employer is granted the right of specific performance to enforce the provisions of this paragraph.

          10.  Confidentiality.  Employee covenants and agrees that Employee
               ---------------
shall not, during or subsequent to Employee's employment with Employer, divulge, furnish, disclose or make accessible to any person or company, any knowledge or information, techniques, customer or client information, processes, promotional idea, trade secrets, prospective customer information, plans, devices, or material with respect to any secret, confidential or sensitive research or development work, promotions, business plans, designs, services, products or production methods of Employer or T/SF or with respect to any other secret, confidential or sensitive aspect of the business of Employer or T/SF, except as may be necessary in the furtherance and conduct of Employer's or T/SF's business as an employee of Employer for the period Employee is so employed. Provided, however, that the restrictions on disclosure in this subparagraph shall not apply with respect to any of the above-described knowledge, information, documents or ideas to the extent that the same shall have become known to the trade or public pursuant to disclosure (a) by sources other than Employee (and for which Employee is not directly or indirectly responsible), or (b) by Employee, Employer and/or other employees of Employer or its representatives in the course of the "auction" and sale of Employer which commenced in 1995.

          11.  Stock Option.  Within twenty (20) days after the date hereof T/SF
               ------------
shall grant Employee an option to purchase 30,000 shares of T/SF's common stock, $0.10 par value, at a price of $20.00 per share for 15,000 shares and $24.00 per share for the remaining 15,000 shares. Such stock options will be granted pursuant to the terms of the T/SF Communications Corporation 1994 Incentive Stock Plan, will provide for an option term of five (5) years and will provide that Employee will acquire, by completing service with Employer after the date hereof, the vested right to exercise such options at the rate of one-third after the end of each of Employee's first three (3) years of service with Employer after the date hereof.

          12.  Miscellaneous.
               -------------

               (a) This Agreement shall not be assignable by either Employer or Employee except upon their mutual written consent, except that this Agreement may be assigned by Employer to a buyer of substantially all of the assets of Employer who agrees to assume the obligations of Employer and to recognize and honor the rights of Employee hereunder.

               (b) If any of the covenants or agreements contained herein, or any part hereof, is held to be unenforceable for any reason, the remainder of this Agreement shall be construed as if such provision or part thereof was not included herein.

               (c) This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York with respect to agreements made and to be performed in such state.

               (d) This Agreement constitutes the entire understanding of the parties with respect to the employment of Employee (other than "earnout" provisions of the Purchase Agreement, which relate to the sale of Employee's share of stock in Employer), and supersedes all prior written or oral agreements between and/or among T/SF, Employer and Employee with respect to the subject matter hereof. This Agreement may not be amended, except by a written amendment executed by both Employee and Employer.

               (e) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               (f) This Agreement shall be binding upon Employer and Employee, and, to the extent herein provided, shall inure to the benefit of Employer, T/SF and Employee and their or his respective successors and permitted assigns, heirs and legal representatives.

               (g) Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, or sent by registered, certified mail or overnight air courier, as follows:

               If to Employer, to:

               CORSEARCH, INC.
               c/o T/SF Communications Corporation
               Attention:  Howard G. Barnett, Jr.
               2407 East Skelly Drive
               Tulsa, Oklahoma  74105


               And if to Employee, to:

               Robert Frank, President
               CORSEARCH, INC.
               8th Floor
               16 West 22nd Street
               New York, New York  10010

     Or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third (3rd) day after the day it is so placed in the mail.

               (h) Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of the State of New York, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party hereto anywhere in the world.

               (i) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    CORSEARCH, INC.



/s/ Robert Frank                    By: /s/ Howard G. Barnett, Jr.
- ----------------------                 -----------------------------
Robert Frank                           Howard G. Barnett, Jr.
                                       Chairman and Chief Executive Officer
       "Employee"                                "Employer"



          T/SF Communications Corporation and T/SF Investment Co. hereby unconditionally guarantee the full and prompt performance of all obligations of CORSEARCH, INC. under this Employment Agreement, and otherwise agree to be bound by the terms hereof to the extent applicable to them.

                              T/SF COMMUNICATIONS CORPORATION



                              By: /s/ Howard G. Barnett, Jr.
                                 -----------------------------
                                      Howard G. Barnett, Jr.
                                       President and Chief Executive
                                       Officer

                              T/SF INVESTMENT CO.



                              By: /s/ J. Gary Mourton
                                 ----------------------------
                                      J. Gary Mourton
                                      President


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